UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 6, 2015

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 6, 2015, WindStream Technologies, Inc. (the “Company”) issued 19,253,154 shares of common stock to an accredited investor upon conversion of $10,589 in principal and accrued interest of an outstanding convertible debenture at a conversion price of $0.00055 per share.

Effective October 6, 2015, the Company issued 19,600,000 shares of common stock to an accredited investor upon conversion of $11,760 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0006 per share.

Effective October 8, 2015, a holder of Warrant #1, issued September 26, 2014, exercised such warrant for 31,719 shares of common stock pursuant to the cashless exercise provisions thereof. Pursuant to the terms of such warrant, the Company elected to issue 36,150,462 shares of common stock to the holder thereof in respect thereof pursuant to the cashless exercise formula set forth therein.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Effective October 8, 2015, after the issuances described above, the Company had 467,925,144 shares of common stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: October 9, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

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